UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended.

On December 11, 2006, EFJ, Inc. issued a press release announcing that it had lowered its earnings guidance for fiscal year 2006 and the company now anticipates a net loss for the fourth quarter and for the full year of 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Also on December 11, 2006, EFJ, Inc. issued a press release announcing that its wholly-owned subsidiary E. F. Johnson Company had received an order for $76 million from the US Department of Defense. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

99.1	Press release of EFJ, Inc. issued on December 11, 2006 regarding earnings guidance

99.2	Press release of EFJ, Inc. issued on December 11, 2006 regarding an order from the Department of Defense

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, Inc.
(Registrant)

December 11, 2006	By:	/s/ Jana Ahlfinger Bell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Index to Exhibits

99.1	Press release of EFJ, Inc. issued on December 11, 2006 regarding earnings guidance

99.2	Press release of EFJ, Inc. issued on December 11, 2006 regarding an order from the Department of Defense